As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mawson Infrastructure Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0445167
(State or other jurisdiction of incorporation or organization)	Identification No.) (I.R.S. Employer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 2 8624 6130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Manning

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 2 8624 6130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Chad Ensz, Esq.

Dentons US LLP

4655 Executive Drive, Suite 700

San Diego, CA 92121 USA

Telephone: +1 (858) 720-6361

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	8,228,819	$9.515	78,297,212.79	$7,258.15

(1)	Includes (i) 6,944,944 shares of the Registrant’s common stock and (ii) 1,283,875 shares of the Registrant’s common stock issuable upon exercise of warrants to purchase shares of the Registrant’s common stock Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $9.61, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on October 26, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 29, 2021

8,228,819 Shares

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 8,228,819 shares of our common stock previously issued and issuable upon exercise of warrants to purchase shares of our common stock by the selling stockholders named in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” We are registering the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with the selling stockholders.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, unless any of such warrants will be exercised via cashless exercise to the extent provided for in the applicable warrant. In addition, we have agreed to pay all fees and expenses incident to our contractual obligations to register the shares of our common stock. The selling stockholders from time to time may offer and sell the shares of our common stock held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution.” No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “MIGI.” On October 26 ,2021, the last reported sale price of our common stock on Nasdaq was $9.45 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SEE “RISK FACTORS” ON PAGE 3 BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf’ registration process. Under this shelf registration process, the selling stockholders named in this prospectus may sell up to 8,228,819 shares of our common stock previously issued and issuable upon exercise of warrants to purchase shares of our common stock from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time the selling stockholders sell shares of our common stock, we or the selling stockholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by applicable law. The prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we or the selling stockholders make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any shares of our common stock offered in this offering.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus in connection with the offering described in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus is correct as of any date subsequent to the date of this prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates and assumptions, and these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Mawson” the “Company,” “we,” “us,” “our” or similar references to refer to Mawson Infrastructure Group Inc. together with any subsidiaries. When we refer to “Cosmos” in this prospectus, we mean Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and the subsidiaries of Cosmos, including Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, referred to as “Cosmos Infrastructure”, Cosmos Manager LLC, MIG No. 1 Pty Ltd (formerly known as Cosmos Grid Tech Pty Ltd), Cosmos Asset Management Pty Ltd, referred to as “Cosmos Asset Management”, and Luna Squares LLC (formerly known as Innovative Property Management LLC), and Luna Squares Property LLC, which collectively we refer to as the “Cosmos Subsidiaries”. When we refer to Wize NC, we mean Wize NC Inc., a Delaware corporation, and the subsidiaries of Wize NC, including OcuWize Ltd., an Israeli company, which we refer to as “OcuWize”, and Wize Pharma Ltd., an Israeli company, which we refer to as “Wize Israel,” and collectively we refer to these subsidiaries as the “Wize Subsidiaries.”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT MAWSON INFRASTRUCTURE GROUP INC.

Overview

General

Mawson (formerly known as Wize Pharma, Inc.), through its majority-owned subsidiary, Cosmos and the Cosmos Subsidiaries, is a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centers (“MDCs”) currently based in the U.S. and Australia. We are focused on developing the technology to enable us to own and operate MDCs that are both air-cooled and liquid immersion cooled.

As of May 17, 2021, we own and have ordered 18,332 specialized, application-specific computers known as “Miners”. As of August, 2021, the Miners produce up to 400 Petahash of computing power with a total capacity upon deployment of all ordered equipment to produce up to a total capacity of 1,483 Petahash. This is predominately directed to and focused on the process of mining digital cryptographic tokens generally known as “digital mining”, and specifically for Bitcoin. As at June 30, 2021: (i) 4,317 Miners are operating and online; (ii) 3,181 Miners are either in storage, transit or in for repairs and maintenance and (iii) 10,831 Miners have been ordered, but have yet to be delivered.

Complementing the Miners that we own and operate, we are actively conducting research and development into a suitable solution for liquid immersion for Miners, which consists of a field-programmable gate array (“FPGA”), an electronic device that includes digital logic circuitry offering customizable programming functionality, and general-purpose computing on a graphics processing unit (“GPU”), which is the use of a GPU together with a central processing unit (“CPU”) to accelerate computation in applications traditionally handled only by the CPU. We have our own proprietary tank design which we are currently in the process of commercializing.

In addition, our indirect subsidiary, Cosmos Asset Management is the investment manager of the Bitcoin Wholesale Access Fund, a wholesale, unregistered managed investment scheme which currently invests in and holds Bitcoin for third party investors.

LO2A Business

Through our holdings in the Wize Subsidiaries, we also have in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of dry eye syndrome (“DES”), and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”) (the “LO2A Business”). However, as part of the Cosmos Transaction (as described and defined below), substantially all of the economic benefits of any successful monetization of our LO2A business, if any, will benefit only the holders of the contingent value rights (“CVRs”). See “The Company--Recent Developments—The Cosmos Transaction - CVR Agreement.”

Recent Developments

In connection with our recent offering of common stock and warrants which closed on October 1, 2021, our common stock was approved for listing and now listed on Nasdaq under the symbol “MIGI”.

On August 10, 2021, we issued 46,789,019 shares of our common stock at a purchase price of $0.80 per shares for aggregate gross proceeds of $$37,431,215in a private placement to certain accredited investors pursuant to Securities Purchase Agreements dated August 6, 2021. The shares were issued under the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended and the proceeds will be used to expand Mawson’s installed petahash (PH), via the acquisition of additional ASIC bitcoin mining hardware, CAPEX for our facilities and additional power infrastructure. In connection with this transaction, we agreed to register for resale, the shares issued in such transaction.

Corporate Information

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc. and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to “Mawson Infrastructure Group Inc.” to reflect our acquisition of Cosmos on March 9, 2021, and on April 27, 2021, we changed our trading symbol to “MIGI”.

Our executive offices are located at Level 5, 97 Pacific Highway, North Sydney NSW, Australia 2060. Our telephone number is +61 2 8624 6130 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

The prospectus and this prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

●	Our need and ability to raise additional capital, and the terms therefore.

●	The development and acceptance of digital asset networks and digital assets, including the slowing or stopping of the development or acceptance of digital asset systems.

●	Changes to digital asset networks and their protocols and software.

●	The rewards and incentives for mining digital assets like Bitcoin, and their reduction over time.

●	The costs associated with digital asset mining, including electricity, equipment purchases, equipment maintenance and security.

●	The volatility in the value and prices of cryptocurrencies.

●	Changes in technology.

●	Security threats and malicious actors.

●	Further or new regulation of digital assets such as Bitcoin as securities or investment securities or of our activities that would require further registration or compliance with additional regulations and laws.

●	Global climate changes and related environmental regulations, or pandemic or similar items and events.

●	Political or economic crises motivating large-scale sales of digital assets.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus supplement and the documents and information incorporated by reference in the prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which the prospectus and this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in the prospectus and this prospectus supplement is accurate as of the date on the front cover of the prospectus or this prospectus supplement only. Because the risk factors referred to in this prospectus supplement, as well as the risk factors referred to in the accompanying prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in the prospectus and this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock previously issued and issuable upon exercise of the warrants to purchase shares of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. See “Selling Stockholders.”

We will, however, receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, unless any of such warrants are exercised via cashless exercise to the extent provided for in the applicable warrant. We have also agreed to bear all fees and expenses incident to our obligation to register the shares of our common stock being offered by this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary is a description of the material terms of our common stock. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC.

The rights of our stockholders are be governed by Delaware law, Certificate of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our Common Stock and Preferred Stock. We urge you to read the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our Bylaws.

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue up to one hundred twenty million (120,000,000) shares of Common Stock, and one million (1,000,000) shares of Preferred Stock.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our Common Stock that are entitled to cast at least 33⅓ of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three (3) years prior, did own, 15% or more of the corporation’s voting stock. However, we elected to opt out of the provisions of Section 203.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Bylaws provide that, for nominations to our Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our secretary at our principal offices. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. For an annual meeting, the notice must generally be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our Bylaws, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by either (i) the chairman of our Board, chief executive officer, or the president, (ii) by our Board pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

Stockholder Action by Written Consent

Each of our Certificate of Incorporation and our Bylaws permit our stockholders to act by written consent.

Super Majority Stockholder Vote Required for Certain Actions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66⅓ of our outstanding voting stock to amend or repeal any provision of our Bylaws or any amend or repeal any provision of our Certificate of Incorporation relating to limitation of director liability, indemnification and advancement of expenses or amendments to our Certificate of Incorporation or our Bylaws. All other provisions of our Certificate of Incorporation may be amended or repealed by a simple majority vote of our Board.

Dividends

We have not declared any cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare.

Stock Market Listing

Our Common Stock is currently listed on the Nasdaq Capital Market and trades under the symbol “MIGI.”

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of our common stock will receive dividend payments or payments upon liquidation.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued and issuable to the selling stockholders upon exercise of the warrants to purchase shares of our common stock. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale or other disposition from time to time. Except as set forth in the table below and for the ownership of the shares of Common Stock and the shares of Common Stock underlying the Warrants, the selling stockholders have not had any material relationship with us within the past three years, except that: (i) Michael Hughes, who controls Michael Forrest Hughes and Jane Madgwick ATF Michael Hughes Family Trust, is our director; (ii) Noam Danenberg is our former Chief Executive Officer (iii) HC Wainwright & Co, LLC served as our underwriter in connection with our September 2021 public offering and as our financial adviser in connection with our December 2020 Bid Implementation Agreement and (iv) Craig Schwabe and Michael Vasinkevich are principals at HC Wainwright & Co LLC, our underwriter in connection with our September 2021 public offering and as our financial adviser in connection with our December 2020 Bid Implementation Agreement

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of October __, 2021, assuming exercise of the warrants held by the selling stockholders on that date.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of at least the sum of (i) the maximum number of shares of common stock issued and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, and the fifth column sets forth the applicable percentages assuming such sale.

Name of Selling Stockholder		Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering

AJAC GROUP SUPERANNUATION PTY LIMITED	(1)	27,713	4,999	22,714	*
EDWARD ALEXANDER LAWSON WEBSTER	(2)	2,303	2,303	-	*
DEMPSEY CAPITAL PTY LTD ATF ALIUM ALPHA FUND	(3)	341,101	3,106	337,995	*
ARNOTT CAPITAL PTY LTD ATF ARNOTT OPPORTUNITY TRUST	(4)	211,864	1,948	209,916	*
ARNOTT OPPORTUNITIES (CAYMAN) FUND LTD	(5)	166,406	58,969	107,437	*
MR BRUCE HIGGINS & MRS RUTH HIGGINS ATF HIGGINS FAMILY SUPERANNUATION FUND	(6)	7,476	101	7,375	*
CHIFLEY PORTFOLIOS PTY LTD	(7)	11,513	156	11,357	*
CKBCAJ FAMILY PTY LTD <MACDONALD FAMILY A/C>	(8)	75,679	156	75,523	*

Name of Selling Stockholder		Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
DAVID WILLIAM BREEN	(9)	5,800	31	5,769	*
LOMACOTT PTY LTD ATF KEOGH SUPER FUND	(10)	62,363	20,466	41,897	*
DCM NO.2 PTY LTD	(11)	30,150	7,436	22,714	*
DINGO VENTURES PTY LTD	(12)	8,971	121	8,850	*
DIRECT CAPITAL GROUP PTY LTD	(13)	6,908	6,908	-	*
DIXSON TRUST PTY LIMITED	(14)	429,276	12,811	416,465	1%
DYNAMIC CAPITAL PTY LTD ATF THE DYNAMIC TRUST	(15)	5,757	5,757	-	*
EIHAB MOHAREB	(16)	44,370	186	44,184	*
HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED - A/C 2	(17)	917,705	10,870	906,835	1%
HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	(18)	210,957	1,553	209,404	*
ESSI CAPITAL PTY LTD	(19)	23,025	311	22,714	*
EYEON INVESTMENTS PTY LTD <EYEON INVESMENTS FAMILY A/C>	(20)	126,635	126,635	-	*
FOSTER CAPITAL NZ ATF THE COLT EMERGING COMPANIES FUND	(21)	40,682	5,757	34,925	*
FRAZIS CAPITAL PARTNERS PTY LTD	(22)	181,130	559	180,571	*
FREDRONN PTY LTD <FREDRONN FAMILY A/C>	(23)	41,788	6,884	34,904	*
GINGA PTY LTD ATF TG KLINGER SUPER FUND	(24)	1,457,394	59,356	1,398,038	2%
GLENEAGLE ASSET MANAGEMENT LIMITED	(25)	23,025	23,025	-	*
GLENEAGLE SECURITIES NOMINEES PTY LTD	(26)	145,055	145,055	-	*
SHORTS JACKET AND BOWTIE PTY LTD ATF CTPH FAMILY TRUST	(27)	70,320	124	70,196	*
BENJAMIN DOYLE & MARIE CHRISTINA ASHLEY ATF GREENGRASS SELF MANAGED SUPER FUND	(28)	63,413	31	63,382	*
HARLEQUIN CAPITAL PTY LTD	(29)	135,680	9,623	126,057	*
HD ASSET INVESTMENTS PTY LTD ATF HD INVESTMENT TRUST	(30)	11,513	156	11,357	*
HK INVESTMENT HOUSE PTY LTD	(31)	15,757	78	15,679	*
HYPER OASIS PTY LTD ATF OASIS	(32)	82,756	78	82,678	*
IFM PTY LIMITED ATF IFM SUPER FUND	(33)	1,418,893	82,765	1,336,128	2%
ISLINGTON INVESTMENTS PTY LTD ATF HARTLIP TRUST	(34)	23,025	23,025	-	*
THE TRUSTEE FOR JAMIESON INVESTMENTS TRUST	(35)	57,562	777	56,785	*
JECCEM MANAGEMENT PTY LTD	(36)	287,537	63,277	224,260	*
MR JAMES VALENZI ISABELLA	(37)	2,129	1,447	682	*
JONATHON HIGGINS	(38)	29,111	2,541	26,570	*
JUSTIN LINDQUIST	(39)	46,438	156	46,282	*
KRISTOPHER KIT LOWE	(40)	1,612	1,612	-	*
KATILAN PTY LTD <TOBY INVESTMENT A/C>	(41)	9,428	7,156	2,272	*
LEVEL 1 PTY LTD	(42)	9,210	9,210	-	*
MAINSTAY HOLDINGS PTY LTD ATF WATERSIDE TRUST	(43)	70,633	311	70,322	*
MARK ALAN WENTWORTH WEEKES	(44)	40,682	5,757	34,925	*
MARSHALL INVESTMENTS PTY LTD ATF MARSHALL FAMILY TRUST NO 2	(45)	2,359,447	150,281	2,209,166	3%
KINGWOOD PTY LTD ATF THE AITKEN FAMILY SUPERANNUATION FUND	(46)	69,074	69,074	-	*
MISHA SAUL ATF SOUTHERN CAPITAL (COSMOS) INVESTMENT TRUST	(47)	41,833	93	41,740	*
MISHTALEM PTY LTD	(48)	4,605	4,605	-	*

Name of Selling Stockholder		Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
J P MORGAN NOMINEES AUSTRALIA PTY LIMITED AS CUSTODIAN FOR MILLEX ETHICAL FUND	(49)	217,867	466	217,401	*
UBS NOMINEES PTY LTD AS CUSTODIAN FOR PARAGON LONG SHORT FUND	(50)	480,518	96,856	383,662	1%
PASTRO HOLDINGS PTY LTD	(51)	2,073	2,073	-	*
MR PETER WADE <WADE FAMILY A/C>	(52)	47,837	14,455	33,382	*
PRUE DENIZ	(53)	169,891	388	169,503	*
RAHUL GOYAL	(54)	30,237	31	30,206	*
RAMI FARAH	(55)	9,210	124	9,086	*
BANK OF AMERICA NATIONAL ASSOCIATION, LONDON BRANCH	(56)	1,544,650	1,082,150	462,500	2%
RICHARD DUNFORD	(57)	8,059	109	7,950	*
RONNYMAX PTY LTD <SHOENMAKER SUPER A/C>	(58)	6,055	3,641	2,414	*
MICHAEL FORREST HUGHES AND JANE MADGWICK ATF MICHAEL HUGHES FAMILY TRUST	(59)	23,025	311	22,714	*
DR PAUL DOMINIC RYAN & DR DIANA ELIZABETH WESTON	(60)	8,481	3,656	4,825	*
SEED STRATEGIC ADVISORY PTY LTD	(61)	2,991	2,991	-	*
SHEREN MOSTAFA	(62)	23,025	311	22,714	*
SPRING PLAINS PASTORAL CO (VIC) PTY LTD <SPRING PLAINS PASTORAL A/C>	(63)	23,025	23,025	-	*
SPRINGCAPITAL CLUB PTY LTD ATF SPRINGCAPITAL COSMOS FUND	(64)	230,245	230,245	-	*
TERRA CAPITAL EMERGING COMPANY FUND PTY LTD	(65)	155,414	135,848	19,566	*
TOON MUSTANG PTY LTD ATF THE INDIE PINDY INVESTMENT TRUST	(66)	32,400	9,686	22,714	*
WEEMALA HOLDINGS PTY LTD ATF SINGER FAMILY TRUST	(67)	251,357	26,009	225,348	*
WQSF PTY LTD ATF WWKQ SUPER FUND	(68)	46,049	621	45,428	*
YARANDI INVESTMENTS PTY LTD <GRIFFITH FAMILY NO.2 A/C>	(69)	53,460	311	53,149	*
EXIT OUT PTY LTD <DISCRETIONARY TRUST A/C>	(70)	11,513	11,513	-	*
JDDK INVESTMENTS PTY LTD	(71)	108,008	4,484	103,524	*
NELSON ENTERPRISES PTY LTD ATF THE CAVAN ST TRUST	(72)	211,615	497	211,118	*
MR PETER MICHAEL RYAN & MRS PAULA ANN RYAN <PM & PA RYAN SUPER FUND A/C>	(73)	3,244	9	3,235	*
CEM FAMILY HOLDINGS PTY LTD <CEM FAMILY A/C>	(74)	21,405	3,524	17,881	*
MR DARREN PETER GORDON <THE GORDON FAMILY <A/C>	(75)	73,774	248	73,526	*
TIGA TRADING PTY LTD	(76)	178,809	126,635	52,174	*
BANNABY INVESTMENTS PTY LIMITED	(77)	725,599	777	724,822	1%
BURT MANAGEMENT PTY LTD ATF BURT MANAGEMENT TRUST	(78)	466,768	38,509	428,259	1%
MITCHELL FAMILY INVESTMENTS (QLD) PTY LTD ATF MITCHELL FAMILY TRUST	(79)	441,280	1,222	440,058	1%
GFS SECURITIES PTY LTD ATF GLENFARE SUPER FUND	(80)	10,981	5,081	5,900	*
GREGORY WILLIAM SILVER	(81)	2,303	2,303	-	*
MABRA PTY LTD ATF MABRA INVESTMENTS TRUST	(82)	57,544	759	56,785	*
BB SIXTON PTY LTD ATF BB SIXTON TRUST	(83)	11,509	11,509	-	*
SCONE INVESTMENTS PTY LTD	(84)	154,201	1,501	152,700	*
COLOURWORLD HOLDINGS PTY LTD	(85)	76,388	76,388	-	*

Name of Selling Stockholder		Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
CHRISTOPHER JAMES COOPER	(86)	101,413	101,412	-	*
CAMERON KING LAW GRANT <DISCONNECT FAMILY A/C>	(87)	6,986	6,985	1	*
ELIAS HAILI	(88)	3,497	3,496	1	*
MARK ALAN WENTWORTH WEEKES	(89)	40,682	34,925	5,757	*
UBS PRIME BROKER FOR THE SEGANTII ASIA-PACIFIC EQUITY MULTI-STRATEGY FUND	(90)	1,406,475	750,000	656,475	2%
REGAL FUNDS MANAGEMENT PTY LIMITED AS TRUSTEE FOR REGAL EMERGING COMPANIES FUND II AND REGAL EMERGING COMPANIES OPPORTUNITIES FUND	(91)	1,136,702	462,500	674,202	2%
ILWELLA PTY LTD	(92)	380,163	206,250	173,913	1%
OFFELBAR PTY LTD	(93)	12,500	12,500	-	*
EVOLUTION TRUSTEES LIMITED AS TRUSTEE FOR THE FRAZIS FUND	(94)	187,500	187,500	-	*
ARNOTT CAPITAL PTY LTD ATF THE ARNOTT OPPORTUNITIES TRUST	(95)	211,864	67,500	144,364	*
ONE MANAGED INVESTMENT FUNDS LIMITED IN ITS CAPACITY AS CUSTODIAN OF FIFTH ESTATE ASSET MANAGEMENT PTY LTD AS TRUSTEE FOR THE FIFTH ESTATE EMERGING COMPANIES FUND I	(96)	140,625	140,625	-	*
WASHINGTON H. SOUL PATTINSON AND COMPANY LIMITED	(97)	233,968	138,750	95,218	*
RBC INVESTOR SERVICES AUSTRALIA NOMINEES PTY LIMITED AS NOMINEE FOR RBC INVESTOR SERVICES TRUST AS CUSTODIAN FOR PERPETUAL INVESTMENT MANAGEMENT LIMITED AS RESPONSIBLE ENTITY OF THE PERPETUAL GLOBAL INNOVATION FUND	(98)	120,000	120,000	-	*
TERRA CAPITAL MANAGEMENT PTY LTD	(99)	21,576	13,750	7,826	*
MANZA PTY LTD ATF MANZA TRUST	(100)	5,000	5,000	-	*
EVOLUTION TRUSTEES LIMITED ATF WUNALA CAPITAL EMERGING OPPORTUNITIES FUND	(101)	83,125	83,125	-	*
BLUE LAKE PARTNERS PTY LTD	(102)	43,750	43,750	-	*
BLOSSBEL PTY LTD ATF BLOSSBEL SUPERANNUATION FUND	(103)	10,161	8,204	1,957	*
THORNEY INVESTMENT GROUP AUSTRALIA PTY LTD	(104)	13,875	13,875	-	*
N&M RAE ATF RAE FAMILY TRUST	(105)	517,674	125,000	392,674	1%
CLSF PTY LTD <COOPER-LARSON FAMILY SF A/C>	(106)	3,700	3,700	-	*
BARTWOOD HOLDINGS PTY LTD <BARTHOLOMEW FAMILY A/C>	(107)	713	713	-	*
HARDHAM PENSION FUND PTY LTD <MISTMAR PENSION FUND A/C>	(108)	17,163	2,775	14,388	*
MBA WEALTH SOLUTIONS PTY LTD	(109)	713	713	-	*
MR ANDREW SEARLE TRAVIS + MRS MIFFANY CHESNA TRAVIS	(110)	713	713	-	*
MR JASON CRAIG IRELAND	(111)	1,075	1,075	-	*
MR RONALD NORMAN COLLINGS + MRS LYNNE COLLINGS	(112)	7,373	1,790	5,583	*
RED ROCK CAPITAL MARKETS PTY LTD <THE SMITH FAMILY A/C>	(113)	62,310	2,868	59,442	*
RED ROCK CAPITAL MARKETS PTY LTD <THE RED ROCK SUPERFUND A/C>	(114)	24,518	2,899	21,619	*
SABEEBAX PTY LTD <RECHNER FAMILY A/C>	(115)	6,003	3,731	2,272	*
THE CLARENDON GROUP PTY LTD <THE CLARENDON GROUP S/F A/C>	(116)	1,063	1,063	-	*

Name of Selling Stockholder		Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
DUNWORTH CORPORATE PTY LTD ATF DAVID DUNWORTH FAMILY TRUST	(117)	224,605	50,000	174,605	*
BALCOMB & ASSOCIATES PTY LTD	(118)	31,250	31,250	-	*
MITCHELL FAMILY SUPERANNUATION FUND	(119)	46,250	46,250	-	*
WWKQ PTY LTD AS TRUSTEE FOR WWKQ TRUST	(120)	46,250	46,250	-	*
SLIPLINE PTY LTD (WARRELL HOLDINGS S/F A/C)	(121)	1,097,187	40,932	1,056,255	2%
WAYNE COLLINS ATF TIGER SHARE INVESTMENT	(122)	36,740	25,000	11,740	*
IVORYROSE HOLDINGS PTY LTD ATF THE ASHFORTH SUPERANNUATION FUND	(123)	18,750	18,750	-	*
WILLIAM PATRICK MANNING	(124)	18,750	18,750	-	*
SPINITE PTY LIMITED	(125)	18,750	18,750	-	*
FINDON NOMINEES PTY LTD	(126)	18,000	18,000	-	*
ROBERT CALNON	(127)	20,000	20,000	-	*
MRS SUSAN PATRICIA CORDINER	(128)	117,256	12,500	104,756	*
TENTER FIELD SUPER PTY LTD	(129)	9,375	9,375	-	*
THE TRUSTEE FOR LEW FAMILY TRUST	(130)	9,375	9,375	-	*
WEEMALA CAPITAL PTY LTD	(131)	67,844	6,250	61,594	*
CHRIS MACDONALD	(132)	5,000	5,000	-	*
SIMON AYLING	(133)	44,594	3,099	41,495	*
MRS ALISON MARY MILLER SWAN	(134)	1,850	1,850	-	*
KFIR MAGEN	(135)	12,500	12,500	-	*
DAVID ALSTER	(136)	12,500	12,500	-	*
FOLDER ORGANIZATION INC.	(137)	250,000	250,000	-	*
JL MAWSON INVESTORS, LLC	(138)	125,000	125,000	-	*
SEBASTIAN STUPURAC	(139)	100,000	100,000	-	*
RIMON GOLD ASSETS LTD	(140)	1,953,294	125,000	1,828,294	3%
OREN DUENIAS	(141)	6,250	6,250	-	*
DANIEL PELED	(142)	12,500	12,500	-	*
STAS OSKIN	(143)	100,000	100,000	-	*
GOREN N.Z.B. LTD (#514724582)	(144)	125,000	125,000	-	*
HARVEY MANAGEMENT INC.	(145)	125,000	125,000	-	*
E ANTHONY WILSON FOR EAW HOLDINGS LLC	(146)	20,000	20,000	-	*
MATTHEW LIPMAN	(147)	9,375	9,375	-	*
TAL ZURI	(148)	31,250	31,250	-	*
TREVOR SMITH	(149)	9,375	9,375	-	*
MICHAEL TILLEY	(150)	31,250	31,250	-	*
GRAHAM BURKE	(151)	818,751	31,250	787,501	1%
TRS VENTURES LLC	(152)	16,668	16,668	-	*
KYLE M HOFFMAN	(153)	5,556	5,556	-	*
BRETT MASS	(154)	12,000	12,000	-	*
N. DANENBERG HOLDING (2000) LTD	(155)	914,010 (160)	896,000	18,010	1%
H.C. WAINWRIGHT & CO LLC	(156)	1,016,614 (161)	123,500	893,114	1%
MICHAEL VASINKEVICH	(157)	352,150 (162)	243,675	108,475	1%
CRAIG SCHWABE	(158)	41,033 (163)	12,825	28,208	*
AMIR HARPAZ	(159)	7,875 (164)	7,875	-	*

*	Less than 1%

(1)	THE ADDRESS IS 50 WALUMETTA DRIVE, WOLLSTONECRAFT NSW 2065. ANDREW MARTIN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(2)	THE ADDRESS IS LEVEL 27, 25 BLIGH STREET SYDNEY NSW 2000. EDWARD ALEXANDER LAWSON WEBSTER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.

(3)	THE ADDRESS IS LEVEL 2, 139 MACQUARIE STREET, SYDNEY NSW 2000. MICHAEL CONSIDINE & JASON RICH & RAJEEV GUPTA IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(4)	THE ADDRESS IS 460 BLACKSPRING ROAD, HIGH RANGE NSW 2575. KENNETH ARNOTT & YIANNI GERTOS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(5)	THE ADDRESS IS 3RD FLOOR CITRUS GROVE GORING AVENUE PO BOX 10364. KENNETH ARNOTT & YIANNI GERTOS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(6)	THE ADDRESS IS PO BOX 898 WILLIAMSTOWN VIC 3016. MR BRUCE HIGGINS & MRS RUTH HIGGINS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(7)	THE ADDRESS IS LEVEL 7 151 MACQUARIE STREET SYDNEY NSW 2000. DAVID HANNON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(8)	THE ADDRESS IS 37 MINKARA ROAD, BAYVIEW NSW 2104. CHRISTOPHER STEWART MACDONALD IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(9)	THE ADDRESS IS 26 THOMPSON CRESCENT, RESEARCH VIC 3095. DAVID WILLIAM BREEN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(10)	THE ADDRESS IS 33 HAWKESTONE STREET, COTTESLOE WA 6011. DAVID KEOGH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(11)	THE ADDRESS IS 18 UPPER MINIMBAH ROAD, NORTHBRIDGE NSW 2063. DAVID CARRINGTON MARSHALL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(12)	THE ADDRESS IS 23 HILL STREET, BOX HILL SOUTH VIC 3128. GARY KENNETH CHAPMAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(13)	THE ADDRESS IS 37/181 CLARENCE STREET SYDNEY NSW 2000. MARIA HALASZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(14)	THE ADDRESS IS LEVEL 8 15 CASTLEREAGH STREET SYDNEY NSW 2000. JEREMY ROBERT DIXSON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(15)	THE ADDRESS IS UNIT 607 54-68 WEST ESPLANADE MANLY NSW 2095. DAVID MATHEWS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(16)	THE ADDRESS IS 18 ROCHER AVE, HUNTERS HILL NSW 2110. EIHAB MOHAREB IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(17)	THE ADDRESS IS GPO BOX 5302 SYDNEY NSW 2001. ASHOK JACOB IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(18)	THE ADDRESS IS GPO BOX 5302 SYDNEY NSW 2001. DAVID KEELAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(19)	THE ADDRESS IS 3 PARKER STREET NORTHBRIDGE NSW 2063. SAMUEL HOPKINSON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(20)	THE ADDRESS IS PO BOX 1456 SHEPPARTON VIC 3632. STEPHEN COPULOS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(21)	THE ADDRESS IS LEVEL 3, 118-124 QUEEN STREET AUCKLAND 1143 NEW ZEALAND. CHRIS FRANCIS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(22)	THE ADDRESS IS 225 GEORGE STREET, SYDNEY NSW 2000. MICHAEL GEORGE FRAZIS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(23)	THE ADDRESS IS C- T SCHOEMAKER GPO BOX 4476, SYDNEY NSW 2001. NADINE HELEN SCHOENMAKER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(24)	THE ADDRESS IS PO BOX 244, PORT DOUGLAS QLD 4877. TOM KLINGER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(25)	THE ADDRESS IS LEVEL 27 BLIGH STREET SYDNEY NSW 2000. LANCE ROSENBERG IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(26)	THE ADDRESS IS LEVEL 27 BLIGH STREET SYDNEY NSW 2000. LANCE ROSENBERG IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(27)	THE ADDRESS IS 201A BOURKE STREET DARLINGHURST NSW 2010. GRANT PATRICK DOWLING IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(28)	THE ADDRESS IS PO BOX 889 NORTH SYDNEY NSW 2060. BENJAMIN DOYLE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(29)	THE ADDRESS IS LV 4 240 QUEEN STREET BRISBANE NSW 4000. ALEXANDRA CLARKE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(30)	THE ADDRESS IS 4/5 GOLDSMITH STREET ELWOOD VIC 3184. HILLIER DENIZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(31)	THE ADDRESS IS 6 GLADES AVENUE, GLADESVILLE NSW 2111. HARIS KHALIQI IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(32)	THE ADDRESS IS 706C 30 ROTHSCHILD AVE, ROSEBERY NSW 2018. XIN LI IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(33)	THE ADDRESS IS 11 DENDROBIUM CRESCENT, ELANORA HEIGHTS NSW 2101. TOD MCGROUTHER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(34)	THE ADDRESS IS L2 357 MILITARY ROAD MOSMAN NSW 2088. JONATHAN DEANE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(35)	THE ADDRESS IS 49 THANET STREET, MALVERN VIC 3144. DAVID RIDLEY GRAY IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(36)	THE ADDRESS IS 48 COOLONG ROAD, VAUCLUSE NSW 2030. MORRY WAKED IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.

(37)	THE ADDRESS IS PO BOX 138 DAPTO NSW 2530. JAMES VALENZI ISABELLA IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(38)	THE ADDRESS IS PO BOX 898 WILLIAMSTOWN 3016. JONATHON ADAM HIGGINS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(39)	THE ADDRESS IS 15 THOMPSON STREET, DRUMMOYNE NSW 2047. JUSTIN LINDQUIST IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(40)	THE ADDRESS IS 13 ROBERTSON ROAD, NORTH CURL CURL NSW 2099. KRISTOPHER KIT LOWE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(41)	THE ADDRESS IS PO BOX R713 ROYAL EXCHANGE NSW 1225. TIMOTHY BUCKLE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(42)	THE ADDRESS IS LEVEL 27 25 BLIGH STREET SYDNEY NSW 2000. MATTHEW ROSENBERG IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(43)	THE ADDRESS IS LEVEL 1 261 GEORGE STREET SYDNEY NSW 2000. WALTER MORRIS LEWIN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(44)	THE ADDRESS IS 40 MIDDLE HEAD ROAD, MOSMAN NSW 2088. MARK ALAN WENTWORTH WEEKES IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(45)	THE ADDRESS IS SUITE1 LEVEL 12 53 MARTIN PLACE SYDNEY NSW 2000. JOHN CARRINGTON MARSHALL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(46)	THE ADDRESS IS 1 EDWIN STREET, GREENWICH NSW 2065. MICHAEL AITKEN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(47)	THE ADDRESS IS 116 ROSEVILLE AVENUE, ROSEVILLE NSW 2069. MISHA SAUL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(48)	THE ADDRESS IS 10 NEW STREET, BONDI NSW 2026. MENACHEM MENDEL AMZALAK IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(49)	THE ADDRESS IS SUITE 202, 23 HUNTER STREET SYDNEY NSW. WEIMIN XIE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(50)	THE ADDRESS IS LEVEL 16, CHIFLEY TOWER, 2 CHIFLEY SQUARE SYDNEY NSW 2000. JOHN DENIZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(51)	THE ADDRESS IS 22 DUNCAN CRESCENT, COLLAROY PLATEAU NSW 2097. DANIEL PASTRO IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(52)	THE ADDRESS IS 289 GREAT WESTERN HIGHWAY, BLACKHEATH NSW 2785. PETER WADE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(53)	THE ADDRESS IS 58 MILTON STREET, ELWOOD VIC 3184. PRUE DENIZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(54)	THE ADDRESS IS 30 O'NEILL STREET, LILYFIELD NSW 2040. RAHUL GOYAL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(55)	THE ADDRESS IS 1604 AMWAJ 4, JUMEIRAH BEACH RESIDENCE, DUBAI UAE. RAMI FARAH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(56)	THE ADDRESS IS GPO BOX 5302, SYDNEY NSW 2001 . PHILIP AND ANDREW KING IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(57)	THE ADDRESS IS 16 ALAN STREET, CAMMARAY NSW 2062. RICHARD DUNFORD IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(58)	THE ADDRESS IS 271 DURHAM STREET, WEST BATHURST NSW 2795. THOMAS JOHN SCHOENMAKER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(59)	THE ADDRESS IS 21/6A GREENKNOWE AVENUE, ELIZABETH BAY NSW 2011. MICHAEL FORREST HUGHES IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(60)	THE ADDRESS IS C/- WENTWORTH SECURITIES GPO BOX 4476, SYDNEY NSW 2001. DR PAUL DOMINIC RYAN & DR DIANA ELIZABETH WESTON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(61)	THE ADDRESS IS 32 MOORE STREET, SOUTH YARRA VIC 3141. RAN VAINGOLD IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(62)	THE ADDRESS IS 6 GLADES AVENUE, GLADESVILLE NSW 2111. SHEREN MOSTAFA IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(63)	THE ADDRESS IS LEVEL 15 333 COLLINS STREET, MELBOURNE VIC 3000. MARCUS FREEMAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(64)	THE ADDRESS IS SUITE 302, 10 BRIDGE STREET SYDNEY NSW 2000. MICHAEL CHEN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(65)	THE ADDRESS IS LEVEL 12 139 MACQUARIE STREET SYDNEY NSW 2000. JEREMY BOND IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(66)	THE ADDRESS IS 9 HARGRAVE STREET, PADDINGTON NSW 2021. AMAR JASSAL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(67)	THE ADDRESS IS 14 WEEMALA ROAD, NORTHBRIDGE NSW 2063. DAVID ANTONY SINGER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(68)	THE ADDRESS IS 49 DILLON STREET PADDINGTON NSW 2021. WILLIAM QUIST IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(69)	THE ADDRESS IS 10 VERNON STREET, HUNTERS HILL NSW 2110. DAVID GRIFFITH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.

(70)	THE ADDRESS IS LEVEL 27 25 BLIGH STREET SYDNEY NSW 2000. ANDRE DALTON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(71)	THE ADDRESS IS 285-295 BONDI ROAD, BONDI NSW 2026. JOHAN KRYNAUW IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(72)	THE ADDRESS IS G2 12 BROWNING ST, SOUTH BRISBANE QLD 4101. TERENCE MCMAHON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(73)	THE ADDRESS IS PO BOX 432 KYABRAMI VIC 3619. PETER MICHAEL RYAN & MRS PAULA ANN RYAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(74)	THE ADDRESS IS 33 LANG STREET, MOSMAN NSW 2088. CATRIONA CROOKES IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(75)	THE ADDRESS IS PO BOX 1411, WEST PERTH WA 6872. DARREN PETER GORDON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(76)	THE ADDRESS IS LEVEL 39 55 COLLINS STREETS, MELBOURNE VIC 3000. ALEX WAISLITZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(77)	THE ADDRESS IS 453 BRONTE ROAD, BRONTE NSW 2024. KEITH WILLIAM KERRIDGE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(78)	THE ADDRESS IS 5 AMALFI PLACE, LONGUEVILLE NSW 2066. NICHOLAS BURT IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(79)	THE ADDRESS IS 112 BLUESTONE CIRCUIT, SEVENTEEN MILE ROCKS QLD 4073. NATHAN ANDREW MITCHELL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(80)	THE ADDRESS IS 4 HAVERBRACK AVENUE, MALVERN VIC 3144. ANTHONY LAURENCE DAVIS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(81)	THE ADDRESS IS 2/266 BONDI ROAD, BONDI 2026. GREGORY WILLIAM SILVER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(82)	THE ADDRESS IS LEVEL 1, 8 INNOVATION PARKWAY, BIRTINYA. TONY BRAND IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(83)	THE ADDRESS IS SUITE 1, LEVEL 12, 53 MARTIN PLACE SYDNEY NSW 2000. ADAM MARSHALL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(84)	THE ADDRESS IS LEVEL 18, 420 GEORGE STREET SYDNEY NSW 2000. ANGUS DAVID PARADICE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(85)	THE ADDRESS IS 21A HOLDSWORTH STREET NEUTRAL BAY NSW 2089. DAVID KEELAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(86)	THE ADDRESS IS 6/334B BONDI ROAD BONDI BEACH NSW 2026. CHRISTOPHER JAMES COOPER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(87)	THE ADDRESS IS 40 STANHOPE ROAD KILLARA NSW 2071. CAMERON KING LAW GRANT IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(88)	THE ADDRESS IS 5 WATER STREET SOUTH STRATHFIELD NSW 2136. ELIAS HAILI IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(89)	THE ADDRESS IS 40 MIDDLE HEAD ROAD MOSMAN NSW 2088. MARK ALAN WENTWORTH WEEKES IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(90)	THE ADDRESS IS 21ST FLOOR, 100 QRC, 100 QUEEN'S ROAD CENTRAL, HONG KONG. KURT HAKAN ERSOY IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(91)	THE ADDRESS IS FAO ELAINE SHORTALL (+353 12438512)
EMEA TRANSACTION TAX & UK RESIDUAL SETTLEMENTS
BLOCK D, CENTRAL PARK, LEOPARDSTOWN DUBLIN 18. PHILIP AND ANDREW KING IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(92)	THE ADDRESS IS SUITE 06, LEVEL 22, 56 PITT STREET, SYDNEY NSW 2000. QUENTIN JOSEPH FLANNERY IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(93)	THE ADDRESS IS SUITE 06, LEVEL 22, 56 PITT STREET, SYDNEY NSW 2000. QUENTIN JOSEPH FLANNERY IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(94)	THE ADDRESS IS C/- MAINSTREAM: LEVEL 1, 51-57 PITT ST, SYDNEY NSW 2000 AUSTRALIA. MICHAEL FRAZIS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(95)	THE ADDRESS IS LEVEL 5, 175 MACQUARIE ST SYDNEY NSW 2000. YIANNI GERTOS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(96)	THE ADDRESS IS LEVEL 16 GOVENROR MACQUARIE TOWER 1 FARRER PLACE SYDNEY NSW 2000. DANE ROBERTS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(97)	THE ADDRESS IS GPO BOX 479 SYDNEY NSW 2001. DEAN PRICE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(98)	THE ADDRESS IS ANGEL PLACE, LEVEL 18/123 PITT ST, SYDNEY NSW 2000. JAMES POLLETT IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(99)	THE ADDRESS IS C-/ LEVEL 12, 139 MACQUARIE STREET, SYDNEY, NSW, 2000. JEREMY BOND IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(100)	THE ADDRESS IS C-/ LEVEL 12, 139 MACQUARIE STREET, SYDNEY, NSW, 2000. MATTHEW LANGSFORD IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.

(101)	THE ADDRESS IS LEVEL 7, 1 YORK ST, SYDNEY NSW 2000. SCOTT WILSON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(102)	THE ADDRESS IS L20, MACQUARIE PLACE, SYDNEY NSW, AUSTRALIA 2000. DANIEL BARON DROGA IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(103)	THE ADDRESS IS 45 PARRIWI RD, MOSMAN 2088 NSW . SCOTT BARNES IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(104)	THE ADDRESS IS LEVEL 39, 55 COLLINS STREET MELBOURNE VIC 3000. ALEX WAISLITZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(105)	THE ADDRESS IS 65 BURSWOOD ROAD, BURSWOOD, WESTERN AUSTRALIA 6100. NEIL AND MELANIE RAE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(106)	THE ADDRESS IS 7 VISTA AVENUE BALGOWLAH HEIGHTS NSW. CURTIS LARSON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(107)	THE ADDRESS IS PO BOX 1496 BATHURST NSW. DUSTIN BARTHOLOMEW IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(108)	THE ADDRESS IS C/- WENTWORTH SECURITIES GPO BOX 4476. CHRISTOPHER GUY HARDHAM IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(109)	THE ADDRESS IS PO BOX 1496 BATHURST NSW. RONALD McCUMSTIE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(110)	THE ADDRESS IS PO BOX 1496 BATHURST NSW. MR ANDREW SEARLE TRAVIS + MRS MIFFANY CHESNA TRAVIS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(111)	THE ADDRESS IS 22 EDMUND STREET QUEENS PARK NSW. MR JASON CRAIG IRELAND IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(112)	THE ADDRESS IS <COLLINGS SUPER FUND A/C> C/- WENTWORTH SECURITIES. MR RONALD NORMAN COLLINGS + MRS LYNNE COLLINGS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(113)	THE ADDRESS IS 3 LANG STREET MOSMAN NSW. PAUL FRANCIS SMITH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(114)	THE ADDRESS IS 3 LANG STREET MOSMAN NSW. PAUL FRANCIS SMITH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(115)	THE ADDRESS IS 9 NORTHCOTE ROAD LINDFIELD NSW. MARK RECHNER AND ANNETTE CLARE RECHNER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(116)	THE ADDRESS IS CHESTNUT PARK 24 SHORTHOUSES RD. ROSS SMITH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(117)	THE ADDRESS IS 73A BAY ST, DOUBLE BAY, NSW, AUSTRALIA, 2028. PETER DUNWORTH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(118)	THE ADDRESS IS UNIT 2 1 MINNA CLOSE BELROSE NSW 2085. PO BOX 356 TERREY HILLS NSW 2084. RAYMOND BALCOMB IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(119)	THE ADDRESS IS 112 BLUESTONE CIRCUIT, SEVENTEEN MILE ROCKS, 4073, QLD, AUSTRALIA. NATHAN ANDREW MITCHELL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(120)	THE ADDRESS IS 49 DILLON STREET, PADDINGTON NSW 2021. WILLIAM QUIST IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(121)	THE ADDRESS IS 107 ANTHONY STREET, ASCOT, QLD 4007. MICHAEL BUYS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(122)	THE ADDRESS IS 52 MONASH PARADE DEE WHY 2099. WAYNE COLLINS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(123)	THE ADDRESS IS 30 BRANKSOME GARDENS CITY BEACH, WA 6015. MICHAEL FILAN ASHFORTH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(124)	THE ADDRESS IS 42/42-43 NEW BEACH ROAD DARLING POINT NSW 2027. WILLIAM PATRICK MANNING IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(125)	THE ADDRESS IS LEVEL 27 25 BLIGH STREET SYDNEY NSW 2000. LANCE ROSENBERG IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(126)	THE ADDRESS IS 7 ROSEMONT AVENUE, WOOLLAHRA, NSW, 2025 AUSTRALIA. DAVID KLINGER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(127)	THE ADDRESS IS 32 HIGHBURY GROVE, KEW VIC 3101 AUSTRALIA. ROBERT CALNON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(128)	THE ADDRESS IS 3 BURTON STREET, MOSMAN, NSW 2088 , AUSTRALIA. MRS SUSAN PATRICIA CORDINER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(129)	THE ADDRESS IS 32 JACARANDA DRIVE, CABARITA, 2137, NSW. ANDREW FIELD / ALISON FIELD IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(130)	THE ADDRESS IS 198 JERSEY RD, PADDINGTON, 2021, NSW. PETER LEW IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.

(131)	THE ADDRESS IS 14 WEEMALA ROAD NORTHBRIDGE NSW 2063. DAVID SINGER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(132)	THE ADDRESS IS 37 MINKARA ROAD, BAYVIEW, NSW 2104. CHRIS MACDONALD IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(133)	THE ADDRESS IS 106 HOLT AVENUE MOSMAN NSW 2088 AUSTRALIA. SIMON AYLING IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(134)	THE ADDRESS IS UNIT 10 85B OCEAN ST WOOLLAHRA NSW 2025. MRS ALISON MARY MILLER SWAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(135)	THE ADDRESS IS 6 HARAV FRIDMAN ST TEC AVIV ISRAEL. KFIR MAGEN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(136)	THE ADDRESS IS 10 YAARA ST KOCHAV YAIR ISRAEL. DAVID ALSTER IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(137)	THE ADDRESS IS PASEA ESTATE. ROAD TOWN, TORTOLA, BVI. ELI ISRAEL IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(138)	THE ADDRESS IS PO BOX 202845, ANCHORAGE, ALASKA 99520-2845. JONATHAN RUBINI IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(139)	THE ADDRESS IS 13 SHALEVET ST, OR YEHUDA, ISRAEL. SEBASTIAN STUPURAC IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(140)	THE ADDRESS IS 32A HABARZEL ST. TEL AVIV, 6971046, ISRAEL. ABIR RAVEH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(141)	THE ADDRESS IS 3A PHOVSKI ST. TEL AVIV ISRAEL. OREN DUENIAS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(142)	THE ADDRESS IS RAV ALUF DAVID ELAZAR ST 15, TEL AVIV-YAFO, 6107411. DANIEL PELED IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(143)	THE ADDRESS IS ANNE FRANK 15, BAT-YAM, ISRAEL. STAS OSKIN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(144)	THE ADDRESS IS 1 SHALOM ALEICHEM ST, HOD HASHARON, ISRAEL, 4521456. ISRAEL LEOPOLD GOREN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(145)	THE ADDRESS IS 5573 HIGH FLYER ROAD. N. PALM BEACH GARDENS, FL 33418. WILLIAM HARVEY IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(146)	THE ADDRESS IS 601 N. CONGRESS AVENUE SUITE 114, DELRAY BEACH, FLORIDA 33445. E ANTHONY WILSON IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(147)	THE ADDRESS IS 801 PERRY COVE SAVANNAH, GA 31410. MATTHEW LIPMAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(148)	THE ADDRESS IS 3 HAHARHAVA ST, MOSHAV HERUT, ISRAEL, 40691. TAL ZURI IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(149)	THE ADDRESS IS 13281 PONDEROSA WAY, FORT MYERS, FL, 33907. TREVOR BRUCE SMITH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(150)	THE ADDRESS IS 12 BLACKS ROAD ARCADIA NSW 2159. MICHAEL TILLEY IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(151)	THE ADDRESS IS 1/500 CHAPEL STREET SOUTH YARRA VIC 03141 . GRAHAM WILLIAM BURKE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(152)	THE ADDRESS IS 425 LEBANON STREET MONROE OH 45050. DAN TUZZIO IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(153)	THE ADDRESS IS 5217 COTTAGE BLUFF LN KNIGHTDALE NC 27545. KYLE HOFFMAN IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(154)	THE ADDRESS IS 7320 E. BUTHERUS DRIVE, SUITE 105, SCOTTSDALE, AZ 85260. BRETT MASS IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(155)	THE ADDRESS IS 4, BOROCHOV STREET HOD HASHARON 4520404, ISRAEL. NOAM DANENBERG IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(156)	THE ADDRESS IS C/- H.C. WAINWRIGHT & CO, 430 PAK AVE 3rd FLOOR NEW YORK NY 10022. MARK VIKLUND IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES. BROKER-DEALER. SELLING SHAREHOLDER HAS CERTIFIED THAT AT THE TIME IT PURCHASED THE SHARES OF COMMON STOCK UNDERLYING THE WARRANT BEING REGISTERED HEREUNDER, IT HAD NO AGREEMENTS OR UNDERSTANDING, DIRECTLY OR INDIRECTLY WITH ANY PERSON TO DISTRIBUTE THE SUBJECT SECURITIES.
(157)	THE ADDRESS IS C/- H.C. WAINWRIGHT & CO, 430 PAK AVE 3rd FLOOR NEW YORK NY 10022. MICHAEL VASINKEVICH IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(158)	THE ADDRESS IS C/- H.C. WAINWRIGHT & CO, 430 PAK AVE 3rd FLOOR NEW YORK NY 10022. CRAIG SCHWABE IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(159)	THE ADDRESS IS 13529 BRYNWOOD LANE, FORT MYERS FLORIDA 33912. AMIR HARPAZ IS THE NATURAL PERSON WHO HAS VOTING AND INVESTMENT CONTROL OVER THE SECURITIES.
(160)	INCLUDES 896,000 SHARES ISSUABLE UPON EXERCISE OF PRESENTLY EXERCISABLE WARRANTS.
(161)	INCLUDES 123,500 SHARES ISSUABLE UPON EXERCISE OF PRESENTLY EXERCISABLE WARRANTS.
(162)	INCLUDES 243,675 SHARES ISSUABLE UPON EXERCISE OF PRESENTLY EXERCISABLE WARRANTS.
(163)	INCLUDES 12,625 SHARES ISSUABLE UPON EXERCISE OF PRESENTLY EXERCISABLE WARRANTS.
(164)	INCLUDES 7,875 SHARES ISSUABLE UPON EXERCISE OF PRESENTLY EXERCISABLE WARRANTS.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and issuable upon exercise of the warrants to purchase shares of our common stock to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, unless any of such warrants will be exercised via cashless exercise to the extent provided for in the applicable warrant. Other than such exercise price, we will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be approximately $80,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Dentons US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Mawson Infrastructure Group Pty Ltd. (formerly known as Cosmos Capital Ltd.) and its subsidiaries, as of and for the years ended December 31, 2020 and 2019 included in this prospectus, and elsewhere in the registration statement on Form S-3 have been so included in reliance upon the report of LNP Audit and Assurance Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We maintain a website at www.mawsoninc.com. Webcasts of presentations we make at certain conferences may also be available on our website from time to time. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on May 19, 2021;

●	Our Quarterly Report on Form 10-Q for the period ended June 30, 2021, as filed with the SEC on August 10, 2021;

●

our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January 19, 2021, February 4, 2021, February 16, 2021, April 27, 2021, May 13, 2021; June 14, 2021; July 9, 2021, July 21, 2021, July 30, 2021, August 12, 2021, August 16, 2021, August 20, 2021, August 26, 2021, August 30, 2021; September 21, 2021; October 1, 2021, October 4, 2021, October 8, 2021 and October 22, 2021;

●	Our Definitive Information Statement on Schedule 14C filed on May 20, 2021;

●	Our Definitive Proxy/Written Consent Solicitation Statement on Schedule 14A filed on July 21, 2021;

●

the description of our common stock contained in our registration statement on Form S-1, filed with the SEC on June 9, 2021 (File No. 333-256947), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 2 8624 6130

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with this offering. All the amounts shown are estimates except for the SEC registration fee and FINRA fee.

SEC registration fee	$79,755.92
Accounting fees and expenses	5,000.00	*
Legal fees and expenses	15,000.00	*
Total	$99,755.92

*	Estimated solely for purposes of this Item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers.

As a corporation incorporated in the State of Delaware, we are subject to the Delaware General Corporation Law (“DGCL”). Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our charter and bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act as defined in the policy and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our charter, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our Board pursuant to the applicable procedure outlined in our bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16. Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)
3.2	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on July 18, 2013)
3.3	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)
3.4	Certificate of Amendment to Certificate of Incorporation dated March 1, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018)
3.5	Form of Series A Certificate of Designation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)
3.6	Bylaws (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 10, 2013)
3.7	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2021.
3.8	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Annex A of the Company’s Definitive Proxy/Written Consent Solicitation Statement on Schedule 14A filed with the SEC on July 21, 2021.
3.9+	Form of Warrant
5.1+	Opinion of Dentons US LLP
10.1	Form of Securities Purchase Agreement dated August 6, 2021, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2021 and incorporated herein by reference
10.2	Deed of Amendment, dated January 18, 2021, of the Bid Implementation Agreement between Wize Pharma, Inc. and Cosmos Capital Limited, dated December 30, 2020 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on January 19, 2021)
23.1+	Consent of LNP Audit and Assurance Pty Ltd.
23.2+	Consent of Dentons US LLP (contained in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, Australia on the 28th day of October, 2021.

MAWSON INFRASTRUCTURE GROUP INC.

By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer,

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Mawson Infrastructure Group Inc., a Delaware corporation, hereby constitutes and appoints James Manning and Hetal Majithia and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and re-substitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Manning	Chief Executive Officer and Director	October 28, 2021
James Manning

/s/ Hetal Majithia	Chief Financial Officer	October 28, 2021
Hetal Majithia

/s/ Michael Hughes	Director	October 28, 2021
Michael Hughes

/s/ Gregory Martin	Director	October 28, 2021
Gregory Martin

/s/ Yossi Keret	Director	October 28, 2021
Yossi Keret